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                                                                   EXHIBIT 10.18


                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of December 4, 2003 and effective as of November 5, 2003, by and between Optika, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated November 6, 2002, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Three Million Thousand Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1. Paragraph "(a)" under Section 2.1.1 entitled "Revolving Advances" is hereby amended to read as follows:

                           Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the Cash Management Services Sublimit, minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iv) the Foreign Exchange Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  2. Section 2.1.2 entitled "Letters of Credit Sublimit" is hereby amended to read as follows:

                           Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $1,500,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  3. Section 2.1.3 entitled "Cash Management Services Sublimit" is hereby amended to read as follows:

                           Borrower may use up to $1,500,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit


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                           card, and check cashing services identified in
                           various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

                  4. The following Section is hereby incorporated into the Loan Agreement:

                           2.1.4 Foreign Exchange Sublimit.

                           If there is availability under the Committed
                           Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $1,500,000 (the "FX Sublimit"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

                  5. Section 2.2 entitled "Overadvances" is hereby amended to read as follows:

                           If Borrower's Obligations under Section 2.1.1, 2.1.2,
                           2.1.3 and 2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay in cash to Bank the excess. In addition, at not time shall the aggregate outstanding Obligations under 2.1.2, 2.1.3 and 2.1.4 exceed $1,500,000.

                  6. The following term as defined in Section 13.1 entitled "Definitions" is hereby amended to read as follows:

                           "Revolving Maturity Date" is November 4, 2004.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Fifteen Thousand Dollars ($15,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.



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         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

OPTIKA, INC.                                 SILICON VALLEY BANK


By:                                          By:
   ---------------------------                  --------------------------------
Name:                                        Name:
     -------------------------                    ------------------------------
Title:                                       Title:
      ------------------------                     -----------------------------





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(SILICON VALLEY BANK LOGO)

                               SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:                           OPTIKA, INC.

LOAN OFFICER:                       FRANK AMOROSO

DATE:                               DECEMBER 4, 2003


                                    LOAN FEE                        $15,000.00
                                    DOCUMENTATION FEE                   250.00

                                    TOTAL FEE DUE                   $15,250.00
                                                                    ==========


PLEASE INDICATE THE METHOD OF PAYMENT:

         { } A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         { } DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

         { } LOAN PROCEEDS



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BORROWER                            (DATE)


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SILICON VALLEY BANK                 (DATE)
ACCOUNT OFFICER'S SIGNATURE